Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated July 28, 2026 relating to the Class A Common Stock, par value $0.01 per share, of MediaAlpha, Inc. shall be filed on behalf of the undersigned.

DIVISADERO STREET CAPITAL MANAGEMENT, LP By: Divisadero Street Capital, LLC, its general partner By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager

WILLIAM ZOLEZZI By: /s/ William Zolezzi

DIVISADERO STREET PARTNERS, L.P. By: Divisadero Street Partners GP, LLC, its general partner By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager

DIVISADERO STREET PARTNERS GP, LLC By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager

DIVISADERO STREET CAPITAL, LLC By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager